Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended December 31, 2004, of Fidelity D & D Bancorp, Inc. of our report dated January 28, 2005 included in the Registrant’s Annual Report to Shareholders.

/s/ Parente Randolph, LLC
Wilkes-Barre, Pennsylvania
March 23, 2005

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